Exhibit 99.1

MERGE HEALTHCARE
LOGO

News Release
FOR IMMEDIATE RELEASE

Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4000
bfrost@mergehealthcare.com

MERGE HEALTHCARE ANNOUNCES DELAY IN FILING

2007 ANNUAL REPORT

Company to file within extension period permitted by SEC Rule 12b-25

Milwaukee, WI, March 17, 2008 - Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG), today announced that it is delaying the filing with the U.S. Securities and Exchange Commission (the “SEC”) of its annual report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”). The delay is a result of the Company’s restatement of its 2006 Annual Report on Form 10-K and first quarter 2007 Quarterly Report on Form 2007 10-Q, which caused the Company to be late in filing its second and third quarter 2007 Quarterly Reports on Form 10-Q. The restatement is now complete, but the delay in filing the 2007 Quarterly Reports has caused the Company to be unable to file the 2007 Form 10-K by the March 17, 2008 deadline.

The Company expects that changes in its results of operations will be reflected in the earnings statements included in the 2007 Form 10-K when compared to the year ended December 31, 2006. In particular, the Company anticipates that its cash and cash equivalents at December 31, 2007 will total $14.0 million compared to $45.9 million at December 31, 2006. In addition, for the year ended December 31, 2007, the Company anticipates reporting a net loss of $171.3 million on revenue of $59.6 million, compared with a net loss of $258.9 million on revenue of $74.3 million for the year ended December 31, 2006. The principal factor accounting for the difference in net loss relates to goodwill and other intangible asset impairment charges that were incurred in the years ended December 31, 2007 and 2006. The Company anticipates that the impairment charges for the year ended December 31, 2007, which were previously recorded in its financial statements for the three months ended September 30, 2007, will be approximately $132 million, and the impairment charges for the year ended December 31, 2006 were approximately $224 million.

The Company is currently in the process of finalizing its results for the year ended December 31, 2007, and the Company’s independent registered public accounting firm has not yet completed its audit of the Company’s year-end results. As such, there can be no assurance that the actual financial results for the year ended December 31, 2007 or the cash and cash equivalents at December 31, 2007 will not be different than currently expected.

The Company will file with the SEC a Form 12b-25 Notification of Late Filing relating to the delay in filing the 2007 Form 10-K and indicating that the filing will be made within the permitted 15-day period. Accordingly, the Company expects to file the 2007 Form 10-K by no later than April 1, 2008.

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Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward-Looking Statements

This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: the Company’s inability to timely file reports with the Securities and Exchange Commission; risks and effects of the past restatements of financial statements of the Company and other actions that may be taken or required as a result of such restatements; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; market acceptance of the Company’s delivery model and continuing product demand; unexpected difficulties or costs associated with the Company’s rightsizing initiative; unanticipated issues associated with realizing the projected cost savings from the rightsizing initiative; costs and risks associated with executing alternative business plans and effecting strategic options; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.